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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into CAREER EDUCATION CORPORATION's previously filed Registration Statements File Nos. 333-37848, 333-84403, 333-60339 and 333-60335.

/s/ Arthur Andersen LLP

Chicago, Illinois
March 20, 2002

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  Exhibit 23.1